Exhibit 10.15

Comprehensive Credit Line Contract

Debtor:	NeoPhotonics (China) Co., Ltd. (hereinafter referred to as “Party A”)
Residence:	NeoPhotonics Building, 12th South Keji Road, High-tech Industry Park
South, Nanshan District, Shenzhen
Postal code:	518057
Telephone:	0755-26748267
Fax:	0755-26748363
Legal representative: Tim Jenks
Bank of account opening and account no:

Creditor:	CITIC Bank Ltd, Shenzhen branch (hereinafter referred to as “Party B”)
Residence:	1/F CITIC Tower, CITIC City Plaza, 1093 Shennan Zhong Road, Shenzhen
Postal code:	518031
Telephone:	0755-26073125
Fax:	0755-86211610
Legal representative / person-in-charge: Yan Ning

Signed at:	Shenzhen
Signed on:	26 October 2009

Pursuant to the Commercial Banking Law of the People’s Republic of China, the Contract Law of the People’s Republic of China and relevant laws and regulations of the State, this Contract is entered into by Party A and Party B who shall, in line with the principles of equality and on a voluntary basis, reach unanimity through consultations and abide by the terms and conditions of this Contract.

Article 1    Definitions

In this Contract, the following terms shall have the following meanings unless otherwise expressly stipulated in the contexts:

“Comprehensive Credit Line”: The credit line granted by Party B to Party A shall include one or several of the following business: RMB or foreign currency working capital loans, issuance of bank acceptance of bills of exchange, discounting of bills, issuance of letters of credit, packaged loans, import bill advance, export bill purchase, bank guarantee or other business endorsed by Party B.

“Amount of Comprehensive Credit Line”: The maximum Credit Line Amount that Party B grants to Party A.

“Credit Line Amount”: The sum of the principal amounts of the liabilities incurred and not yet repaid as a result of Party A’s application to use the Comprehensive Credit Line under this Contract; particularly referring to the sum of the amounts of bills of exchange issued and not yet paid by Party B under bank acceptance of bills of exchange pursuant to this Contract; and referring to the sum of the amounts of letters of credit issued and not yet paid by Party B under issuance of letters of credit pursuant to this Contract; and referring to the sum of the amounts of letters of guarantee issued and not yet paid by Party B under issuance of letters of guarantee pursuant to this Contract.

Article 2    Amount and Type of Comprehensive Credit Line

2.1    The Amount of the Comprehensive Credit Line that Party A can submit applications to Party B to use during the term of Comprehensive Credit Line as stipulated in this Contract is:

Currency RMB (in words) SIXTY MILLION YUAN ONLY, (in figure) 60,000,000.00.

2.2    The Amount of the Comprehensive Credit Line under this Contract can be employed in one or several of the following business: loans, acceptance of bills of exchange, discounting of bills, issuance of letters of credit, packaged loans, import bill advance, export bill purchase, issuance of letters of guarantee or other credit business endorsed by Party B.

2.3    The specific business, amounts, terms and purposes of the above Comprehensive Credit Line that Party A applies to use shall be based on the stipulations of the specific business contracts entered into by Party A and Party B under this Contract. Party B shall only perform the relevant obligations such as the granting of credit in respect of the stipulations of the specific business contracts entered into by Party A and Party B under this Contract.

Article 3    Use of Comprehensive Credit Line

3.1    The term of the Comprehensive Credit Line stipulated in this Contract is ONE year, from 26 October 2009 to 26 October 2010.

3.2    Party A may submit (a) written application(s) to Party B in one batch or several batches for the former to use the Comprehensive Credit Line given the amount and term stipulated in this Contract.

When Party A applies for the use of the Comprehensive Credit Line, the written application must contain the credit line type, term and amount that it intends to use. If after review, Party B is of the opinion that the application satisfies its conditions for the granting of credit and the stipulations of this Contract, Party B shall sign specific business contracts with Party A or other legal documents endorsed by Party B.

3.3    The Credit Line Amount used by Party A during the term of Comprehensive Credit Line shall not exceed the Amount of the Comprehensive Credit Line at any time. During the term of Comprehensive Credit Line, Party B agrees to handle the amount of the Comprehensive Credit Line already repaid by Party A with method (1) below, while the outstanding balance of the Comprehensive Credit Line during the term of Comprehensive Credit Line shall be removed automatically upon maturity.

(1)    Usage of revolving nature. This refers to the fact that under the amount of the Comprehensive Credit Line stipulated in Article 2 of this Contract, if the liabilities that Party A due to Party B have already been repaid during the above term of Comprehensive Credit Line, for the portion already repaid, Party B will reinstate the corresponding amount for Party A, and Party A can use it again during the term of Comprehensive Credit Line;

(2)    Usage of non-revolving nature. This refers to the fact that under the Amount of the Comprehensive Credit Line stipulated in Article 2 of this Contract, if the liabilities that Party A due to Party B have already been repaid during the above term of Comprehensive Credit Line, regarding the portion already repaid, Party B will not reinstate the corresponding amount for Party A, and Party A cannot use it again during the term of Comprehensive Credit Line.

3.4    The costs that Party B shall include and charges on businesses such as bank acceptance of bills of exchange, bank letters of guarantee, international trade financing under this Contract, the discount rate for the discounting of bills, the interest rates, exchange rates to be determined for loans, import bill advance and export bill purchase shall be stipulated in each specific business contract by Party A and Party B.

3.5    Should there be any inconsistencies between the stipulations under this Contract and a specific business contract, the stipulations of that specific business contract shall prevail.

3.6    When Party A applies for the use of the Credit Line, if after review, Party B is of the opinion that the application satisfies its conditions for the granting of credit and the stipulations of this Contract, it will sign a specific business contract with Party A, and will execute it according to the stipulations.

Article 4    Declaration and Warranty by Party A

4.1    Party A is a Chinese legal person or other organization legally incorporated pursuant to the laws of the People’s Republic of China, who has the civil rights power and acting power required to sign and execute contracts and may undertake civil liabilities independently. Also, Party A has already obtained all the necessary and legal internal and external approval and authorization for signing this Contract.

4.2    Party A warrants that it shall use the Credit Line in accordance with the stipulations of the provisions of laws and regulations, the stipulations of this Contract and specific business contracts.

4.3    Party A warrants that during the term of the Credit Line, it shall submit true financial statements and other materials reflecting its production and operation status promptly upon Party B’s request, and warrants that the materials, documents, data and information that it provides is true, accurate, complete, lawful and valid.

Article 5    Rights and Obligations of Party A

5.1    During the validity period of the Comprehensive Credit Line, if there is any substantial changes in Party A’s business strategies, including but not limited to transfer of shares, reorganization, merging, division, shareholding reform, joint venture, partnership, affiliate, contracting and leasing, changes in business scope and registered capital etc, which may affect the interests of Party B, Party A shall give at least thirty days’ prior written notice to Party B and perform the debt repayment responsibilities under this Contract or discharge the liabilities in advance with the Party B’s consent, or provide a guarantee that is endorsed by Party B.

5.2    If Party A disposes of the entire or a substantial part of its substantial assets or business revenue by means of transfer, sublet, or create a guarantee for its liabilities other than those under this Contract, it must give at least thirty days’ prior written notice to Party B, and obtain Party B’s prior written consent.

5.3    In the case of events with adverse impact on the performance of the liabilities of this Contract, including but not limited to litigation, arbitration, criminal prosecution, administrative punishment, operation stoppage, business suspension, dissolution, bankruptcy being declared, business license being cancelled, being revoked, deterioration of financial conditions etc, Party A shall notify Party B in writing within three days from the date the above events occur or may occur.

5.4    If the guarantor experiences events including but not limited to operation stoppage, business suspension, bankruptcy being declared, dissolution, business license being cancelled, being revoked and operating losses etc, partial or total loss of guarantee ability corresponding to this Contract, or there is a reduction in value of the security, pledged assets and pledging rights secured under this Contract, Party A shall provide new guarantee with the endorsement of Party B.

5.5    Party A shall not transfer the entire or some of the liabilities under this Contract to a third party without Party B’s written consent.

5.6    Party A warrants that it shall repay the principal and interest of the Credit Line, and pay the expenses payable as scheduled. Regarding the monies payable that remain outstanding on the due date, including but not limited to the principal and interest of the credit, penalty interest and other expenses payable, Party B is entitled to deduct and collect them from any accounts that Party A opened with Party B or Party B’s parent and sister companies and subsidiaries, and no prior consent of Party A is required. When Party B takes initiatives to deduct money in accordance with the stipulations of this Contract and specific business contracts, if the currency of that account is different from the currency that the business is denominated, the amount shall be converted and calculated at the exchange rate announced by Party B on the settlement date.

5.7    During the validity period of the Comprehensive Credit Line, if Party A has changes in the name of the legal person, legal representative, person in charge for projects, residence, telephone, fax etc, it shall notify Party B within seven days after the changes taken place.

Article 6    Rights and Obligations of Party B

6.1    Party B is entitled to decide whether or not it shall enter into individual specific business contract with Party A according to the relevant management regulations and credit review procedures of CITIC Bank. It is also entitled to conduct inspection and monitor the execution of each specific business contract.

6.2    When Party A applies for the use of the Credit Line, if after review, Party B is of the opinion that the application satisfies its conditions for the granting of credit and the stipulations of this Contract, it shall sign specific business contracts with Party A and execute the contract in accordance with the stipulations.

6.3    The fact that Party B has not exercised or has postponed the exercising of the rights stipulated in this Contract or specific business contracts does not imply that Party B renounces those rights, and this is not an impediment to Party B’s exercising of those rights at any time.

6.4    Party B shall keep confidential the materials, documents and information about Party A provided by the latter with the exception of those enquired about or disclosed pursuant to the laws and regulations.

Article 7    Guarantee

7.1    In order to safeguard the repayment of the liabilities created under this Contract, the guarantee method       /       shall be used:

(1)    The “Maximum Guarantee Contract” under contract number       /       entered into between the guarantor       /      and Party B;

(2)    The “Maximum Mortgage Contract” under contract number       /       entered into between the mortgagor       /      and Party B;

(3)    Other guarantee method       /      .

7.2    When Party A and Party B enter into the specific business contracts under this Contract, Party B has the right to request Party A to provide a guarantee other than the one under this clause.

Article 8    Default Liability

8.1    Party A and Party B shall strictly execute this Contract and the specific business contracts according to their stipulations. In the event that any party does not perform or not completely perform the obligations stipulated, it shall undertake the relevant default liabilities, and compensate for the resulting losses to the other party.

8.2    During the course of executing this Contract, if any of the following events occurs, it shall be deemed as a breach by Party A:

8.2.1    During the validity period of this Contract, Party A expressly indicates or implies by its acts that it cannot or does not perform its obligations in accordance with this Contract or the specific business contracts;

8.2.2    Party A has not executed any one of the obligations stipulated in this Contract;

8.2.3    The documents related to this Contract submitted by Party A to Party B and the declaration and warranty of Article 4 of this Contract are proved to be untrue, inaccurate, incomplete or intentionally misleading.

8.2.4    Party A ceases to repay its liabilities due, or it cannot or indicates that it cannot repay the liabilities;

8.2.5    Party A experiences operation stoppage, business suspension, being declared bankrupt, dissolution, business license being cancelled, being revoked, or there is any litigation, arbitration or criminal, administrative punishment that has an adverse impact on Party A’s operation or financial conditions, and Party B is of the opinion that this may affect or has already affected Party B’s interests under this Contract;

8.2.6    There are changes in the industrial and commercial registration items such as the residence, business scope, legal representative etc or events such as the making of substantial investments such that Party B’s realization of liabilities is seriously affected or under threat;

8.2.7    Party A experiences substantial financial loss, loss of assets or its provision of guarantee to other parties resulting in loss of assets, or other financial risks, and Party B is of the opinion that this may affect or has already affected Party B’s interests under this Contract;

8.2.8    Party A makes unauthorized changes in the purposes of the Credit Line;

8.2.9    There is are substantial risks in the operation or financial aspects of Party A’s controlling shareholders and other associated companies, or there are substantial connected transactions among Party A, its controlling shareholders and other associated companies, affecting Party A’s normal operation;

8.2.10    Party A’s senior management are suspected of substantial corruption, bribery, abuse of powers or illegal operation cases, and Party B is of the opinion that this may affect or has already affected Party B’s interests under this Contract;

8.2.11    Party A defaults on its debts due to other creditors, affecting Party B’s realization of liabilities;

8.2.12    Party A’s guarantor is in breach of the stipulations of the guarantee contract or default events under the guarantee contract have occurred, and Party A fails to provide new guarantee to meet Party B’s requirements;

8.2.13    The security, pledged assets under this Contract are seized, confiscated, lost, or foreclosed, or upon which other compulsory measures are imposed, or the ownership of which is disputed, suffering or may suffer trespass and damage, or the safety, conditions of which are under or may be under adverse impact etc, and Party A fails to provide new guarantee to meet Party B’s requirements;

8.2.14    Other matters of Party A imposing a risk upon or damaging or may impose a risk upon or may damage Party B’s interest.

8.3    If any of the events under Clause 8.2 above occurs, Party B is entitled to undertake any one or several of the following measures, Party A shall not object to this:

8.3.1    To adjust, remove or terminate the Comprehensive Credit Line under this Contract, or adjust the validity period of the credit;

8.3.2    To cease the granting of the Comprehensive Credit Line under this Contract, announce that the entire or some of the liabilities under this Contract become due immediately, and request Party A to repay immediately the entire or some of the Credit Line already used;

8.3.3    To request Party A to provide additional guarantee, or undertake other measures to ensure that Party B’s lawful interests will not be affected;

8.3.4    To have the rights to exercise the guarantee rights;

8.3.5    To deduct and collect money from any accounts that Party A opened with Party B or Party B’s parent and sister companies and subsidiaries pursuant to the stipulations of this Contract in order to settle all the liabilities under this Contract and the specific business contracts (including those liabilities of which Party B has requested early repayment), and no prior consent of Party A is required.

8.4    All expenses incurred by Party B for the realization of liabilities (including but not limited to litigation costs, travel expenses, legal fees, custody fees for properties, certification fees, accreditation fees, translation fees, appraisal and auction fees etc) shall be borne by Party A.

Article 9    Contract Validity, Amendment and Cancellation

9.1    This Contract shall take effect after the legal representative or authorized agent of Party A and the legal representative or person in charge or authorized agent of Party B have signed (affixing signatures or affixing additional personal seals) and sealed with company seals or special contract seals.

9.2    Once this Contract takes effect, neither party of Party A and Party B shall make unauthorized amendments or make early cancellation of this Contract. When amendments or cancellation are required, a written agreement must be reached unanimously by both parties after negotiation.

Article 10    Dispute Resolution

10.1    Where a dispute arises out of and is related to this Contract, Party A and party B shall resolve by negotiation; if the negotiation fails, both parties agree to adopt method (2) below to resolve it:

(1)    To apply for arbitration with       /       arbitration commission.

(2)    To take out a law suit in the people’s court in the place of residence of Party B.

Article 11    By-laws

11.1    In the event that either party of Party A and Party B send notices and other documents by telex or fax, once they are sent out, they are deemed to have been delivered; for those sent by post, they are deemed to have been delivered three days after posting.

11.2    Other matters agreed upon by both parties:

no less than 20% deposit is required for unspcified business items
/
/

If there are other stipulations in the specific business contracts, the contents of the stipulations in the specific business contracts shall prevail.

11.3    For any matters not covered in this Contract, Party A and Party B can reach another written agreement as an appendix of this Contract. Any appendix, amendments or supplements shall constitute an integral part of this Contract, and shall have the same legal force as this Contract.

11.4    This Contract is in duplicate. Party A and Party B each hold one copy, and they shall execute it accordingly.

11.5    Party B has employed reasonable methods to request Party A to pay attention to those provisions which waive or restrict the former’s responsibilities under this Contract, and has given sufficient illustration of the relevant provisions upon Party A’s request; there is no discrepancy in the understanding of the contents of all provisions of this Contract between Party A and Party B.

Party A (company seal or special contract seal)	Party B (company seal or special contract seal)
Legal Representative	Legal Representative
(Or Authorized Person)	(Or Authorized Person)
((signed and sealed))	((signed and sealed))
2009.10.27

Supplementary Agreement

Party A:	NeoPhotonics (China) Co., Ltd.
Party B:	CITIC Bank Ltd, Shenzhen branch

The following supplementary agreement has been reached between Party A and Party B on an amicable negotiation basis in respect of the Comprehensive Credit Line Contract under (2009) Shen Yin Hou Zhong No. 007, dated 26 October 2009:

1.    Party A and Party B hereby confirm that “Credit Line Amount” in Article 1 of the Comprehensive Credit Line Contract refers to the sum of the principal amounts of the liabilities incurred and not yet repaid as a result of Party A’s application to use the Comprehensive Credit Line under this Contract; of which, this refers to the sum of the amounts of bills of exchange issued and not yet paid by Party B under bank acceptance of bills of exchange pursuant to this Contract after deducting the deposits under bank acceptance of bills of exchange; and this refers to the sum of the amounts of letters of credit issued and not yet paid by Party B under issuance of letters of credit pursuant to this Contract after deducting the deposits under issuance of letters of credit; and this refers to the sum of the amounts of letters of guarantee issued and not yet paid by Party B under issuance of letters of guarantee pursuant to this Contract after deducting the deposits under issuance of letters of guarantee.

2.    Party A and Party B agree to adopt the “Open” facility management. Article 3.3 of the Comprehensive Credit Line Contract shall be removed accordingly.

3.    Should there be any inconsistencies in stipulations between the supplementary agreement and Article 1 of the Comprehensive Credit Line Contract, this agreement shall prevail.

4.    This agreement is the supplementary agreement of the Comprehensive Credit Line Contract, and shall have the same legal force as the Comprehensive Credit Line Contract.

5.    This agreement is in duplicate. Both Party A and Party B each hold one copy and each copy shall have the same legal force.

Party A (seal):	Party B (seal):
Legal Representative/	Legal Representative/
Authorized Person (signature) Date: 2009.10.26	Authorized Person (signature) Date: 2009.10.26
((signed and sealed))	((signed and sealed))